FIRSTAMENDMENT TO
NOVATED DISTRIBUTION
AGREEMENT

This first amendment (the “Amendment”) to the novated Distribution Agreement dated as of September 30, 2021 (the “Agreement”), by and between Investment Managers Series Trust (“Fund Company”) and IMST Distributors, LLC (“Distributor”) is entered into as of December 9, 2021 (the “Effective Date”).

WHEREAS, Fund Company and Distributor (“the Parties”) desire to amend the attached Exhibit A to the Agreement to reflect an updated Funds list; and

WHEREAS, pursuant to Section 17 of the Agreement, all amendments are required to be in writing and executed by the parties hereto.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

1. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2. Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto to reflect the addition of one Fund: “SilverPepper Long/Short Emerging Markets Currency Fund.”

3. Except as expressly amended hereby, all the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4. This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

IMST DISTRIBUTORS, LLC		INVESTMENT MANAGERS SERIES TRUST

By:		By:
	Mark Fairbanks, Vice President		Joshua Gohr, Assistant Treasurer

EXHIBIT A

As of December 9, 2021

Funds	Effective Date
361 Domestic Long/Short Equity Fund	March 31, 2016
361 Global Long/Short Equity Fund	June 30, 2014
AAM/Insight Select Income Fund	March 29, 2013
AAM/Bahl & Gaynor Income Growth Fund	January 1, 2013
AAM/HIMCO Short Duration Fund	June 30, 2014
AAM/Phocas Real Estate Fund	September 29, 2006
Aristotle Core Equity Fund	March 31, 2017
Aristotle International Equity Fund	March 31, 2014
Aristotle Small Cap Equity Fund	October 30, 2015
Aristotle Strategic Credit Fund	December 31, 2014
Aristotle Value Equity Fund	August 31, 2016
Aristotle/Saul Global Opportunities Fund	January 1, 2013
Bernzott U.S. Small Cap Value Fund	January 1, 2013
EP Emerging Markets Small Companies Fund	August 31, 2015
EuroPac Gold Fund	July 19, 2013
EuroPac International Bond Fund	January 1, 2013
EuroPac International Dividend Income Fund	January 10, 2014
EuroPac International Value Fund	January 1, 2013
KL Allocation Fund	January 1, 2013

Ironclad Managed Risk Fund	January 1, 2013
Palmer Square Income Plus Fund	January 31, 2014
Palmer Square Ultra-Short Duration Investment Grade Fund	October 7, 2016
Riverbridge Growth Fund	December 31, 2012
RNC Genter Dividend Income Fund	January 1, 2013
SilverPepper Commodity Strategies Global Macro Fund	October 31, 2013
SilverPepper Long/Short Emerging Markets Currency Fund	December 9, 2021
SilverPepper Merger Arbitrage Fund	October 31, 2013
Towle Deep Value Fund	January 1, 2013
Zacks All-Cap Core Fund	January 1, 2013
Zacks Dividend Strategy Fund	January 31, 2014
Zacks Small-Cap Core Fund	January 1, 2013

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